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                                                                      EXHIBIT 99




600 Powers Building, 16 West Main Street,
Rochester, New York 14614-1601                                      585-454-1250

FOR IMMEDIATE RELEASE                                  CONTACT:  Steven M. Morse
                                      Vice President and Chief Financial Officer
                                                                  (585) 454-1252


              GENESEE CORPORATION ANNOUNCES COMMON STOCK DELISTING
              ----------------------------------------------------
                           AND CLOSING OF STOCK BOOKS
                           --------------------------

         ROCHESTER, NEW YORK, December 23, 2003 -- Genesee Corporation (NASDAQ/NMS:GENBB) has received notification from the Nasdaq Listing Qualifications Board that its Class B Common Stock will continue to be listed on the Nasdaq National Market through December 31, 2003. Thereafter, the Corporation's Class B Common Stock will be delisted from the Nasdaq National Market. Simultaneous with the delisting, the Corporation will instruct its transfer agent and registrar to close the stock books for both its Class A and Class B Common Stock. This means that after December 31, 2003 transfers of Genesee Corporation's Class A and Class B Common Stock will no longer be recognized.

         While the Corporation has targeted April 2004 for completion of its plan of liquidation and dissolution, it has reported previously that there will be a further phase required to wind up its business, necessitated by certain assets and liabilities having a longer maturity or term. The duration of this additional phase is unknown at this time.

FORWARD-LOOKING STATEMENTS.
--------------------------
         The preceding statements are subject to change in the event they are delayed by unforeseen factors. The Corporation undertakes no duty to update these statements.



  Copies of Genesee Corporation news releases are available on the Internet at
                   http://www.prnewswire.com/comp/352775.html.